Exhibit 10.3

September 18, 2003

Ed Pillman

5203 Stone Arbor Court

Dallas, TX 75207

TRANSITION AGREEMENT AND RELEASE

Dear Ed:

This Transition Agreement and Release letter (“Agreement”) sets forth the arrangements we have made with respect to the transition of your duties and separation from employment with Entrust, Inc. The arrangements will be as follows:

1.	As used in this Agreement, the term “ENTRUST” and/or “Company” shall mean Entrust, Inc., its parent, subsidiaries (including enCommerce, Inc.), affiliates, successors, assigns.

2.	Your employment status with ENTRUST and assignment as Senior Vice President, and assignment as Senior Vice President, Global Portfolio and Services, will change effective on the close of business on June 30, 2004. We acknowledge that this agreement constitutes notice entitling you to the severance compensation provided for in your offer letter of May 17, 2001, which we have included in Section 4(1) of this Agreement.

3.	Prior to June 30, 2004, ENTRUST shall not terminate your employment except for “cause” as “cause” is defined in your letter of May 17, 2001. After June 30, 2004 you will be an employee for a term ending December 31, 2004 and will no longer be entitled to any compensation for involuntary termination of employment as stated in our letter agreement dated May 17, 2001. At the end of December 31, 2004, your employment relationship with ENTRUST will be ended and will not resume, unless Entrust and you mutually agree to extend it beyond that date.

4.

(a)    Provided that you agree to and continue to comply with all material aspects of this Agreement, on or about July 1, 2004, you will receive a lump sum payment equaling $206,250.00 US representing six months of base and bonus compensation. Should you die before July 1, 2004, this sum will be paid to your heirs.

(b)	Provided that you agree to and continue to comply with all material aspects of this Agreement, on or about July 1, 2004, you will continue to be eligible for those Company-provided benefit and insurance programs (including health insurance) in which you are participating as of the date of this letter, and will continue to vest in current stock options pursuant to the terms of any controlling stock option plans and agreements until December 31, 2004.

(c)	Whether you execute this Agreement or not, upon your employment relationship ending with Entrust, you will receive compensation for earned but untaken vacation accrued through December 31, 2004.

(d)	All amounts to be paid under this paragraph shall be subject to legally required and other authorized deductions and withholdings and will be paid at such time and in such manner as is consistent with the Company’s normal payroll practices.

5.	You acknowledge and represent that a time period of twenty-one (21) calendar days has been provided to you in order for you to consider the terms of this Agreement and that the Company has advised you to consult with an attorney of your choice prior to signing this Agreement. In addition, you acknowledge that you will have seven (7) calendar days following the execution and return of this document to revoke this Agreement by written notice. To be valid, Mr. Jay Kendry, Vice President, Chief Governance Officer and Secretary, Entrust, Inc., 16633 North Dallas Parkway, Addison, TX 75001 must receive the letter of revocation not later than the close of business seven (7) calendar days after you sign and return this Agreement. This Agreement is effective on the eighth (8th) day after you have signed it (the “Effective Date”), unless timely revoked as set forth above.

6.	You shall reconcile and settle, as soon as possible, and in no event later than January 31, 2005, any expenses incurred by you in connection with ENTRUST business for which you may be entitled to reimbursement.

7.	All ENTRUST-provided benefits not terminated earlier pursuant to their terms or this Agreement shall terminate at 11:59 p.m. on December 31, 2004. Following termination of your coverage under ENTRUST’s group health benefit plans, continued health coverage will be offered as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for the period required by law.

8.	You agree that you will not act in any manner that damages the business of the Company. Specifically, you agree to make no disparaging statement (who makes the determination of what is an issue of fact—if I say I don’t like your shirt does that terminate the agreement) regarding ENTRUST, individuals or entities affiliated with ENTRUST, of the Company’s business. You further agree that you will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. You further agree to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of information covered by this paragraph or revealing the existence or terms of this Agreement and to furnish, within three (3) business days of its receipt, a copy of such order or request to the Company.

9.	You agree that this Agreement is a confidential document as are all the terms and conditions expressed herein. Accordingly, you agree that you will not directly or indirectly disclose, publicize or discuss this Agreement, including its terms and/or conditions, with any employee and/or former employee of ENTRUST or any other person except your immediate family members, attorney, accountant, financial advisor, and/or outplacement advisor, unless under a subpoena or other court order to do so. In the event that you discuss this Agreement with any of the aforementioned individuals, it shall be your duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement and to direct them not to discuss the terms and/or conditions of this Agreement with any other person. Notwithstanding the foregoing, this obligation of confidentiality shall cease in respect of those parts of the Agreement that are publicly disclosed by ENTRUST.

10.	You re-affirm your obligations under your “Conflict of Interest” and “Intellectual Property and Confidentiality” agreements with ENTRUST dated September 18, 2003 and your “Non-Competition and Non-Solicitation Agreement” with ENTRUST dated May 18, 2001 (the “Confidentiality Agreements”). You acknowledge and agree that during your employment with ENTRUST you have received and become acquainted with confidential, proprietary, and trade secret information including, but not limited to, information regarding Company investments, programs, plans, and strategies; capital sources; current and prospective customers; technical data; business/marketing plans or results; prospect lists; personnel matters regarding Company employees, officers, and directors; manners of operation and services provided; negotiating positions and strategies; and potential strategic alliances and customer information. You hereby acknowledge that such information has been and will be developed or acquired by the Company through the expenditure of substantial time, effort, and money, that such information provides the Company with competitive advantages over others who do not know or use such information, and that the Company has implemented specific policies and practices to keep such information secret. Accordingly, you agree that you will not directly or indirectly use or disclose any such information, except in accordance with the Confidentiality Agreements.

11.	You acknowledge and agree that the nature of the ENTRUST confidential information described in the preceding paragraph makes it extremely unlikely that, even using complete good faith, you could provide services in a similar capacity for a competitor of ENTRUST without drawing upon and utilizing such information. You further agree that, for purposes of the Non-Competition and Non-Solicitation Agreement, the period of your employment with

ENTRUST will include the Consulting Period under this Agreement and entities in competition with ENTRUST will include VeriSign, Baltimore Technologies, RSA, Netegrity, ZixIT, Microsoft, Certicom, Entegrity, Arcot, Valicert, Oblix, Access 360, AOL/Netscape/iPlanet, 2Init, Tumbleweed and Waveset. You further acknowledge the time, geographic and scope limitations of the Non-Competition and Non-Solicitation Agreement are reasonable, especially in light of the Company’s desire to protect its confidential information, and that you will not be precluded from gainful employment if you are obligated not to compete with the Company as set forth therein

12.	You acknowledge that any attempt on your part to induce others to leave ENTRUST or any effort to interfere with ENTRUST’s relationships with its employees and contractors would be harmful and damaging to ENTRUST. Accordingly, you agree that for a period of one (1) year following the Effective Date of this Agreement you will not in any way, directly or indirectly, (a) induce, attempt to induce, or assist others in inducing any individual providing services to ENTRUST to cease providing such services; (b) otherwise interfere with or disrupt ENTRUST’s relationship with its employees and contractors; (c) solicit, entice, or hire away any employee or contractor of ENTRUST; or (d) hire, engage, or cause to be hired or engaged any current or former employee or contractor of ENTRUST whose relationship with ENTRUST ceased less than one year before the date of such hiring or engagement, without written consent of Entrust.

13.	On or before January 31, 2005 you shall return to ENTRUST any and all property of ENTRUST and/or affiliates currently in your possession and/or subject to your control including, but not limited to, any and all computer equipment, facsimile machine, credit cards, identification cards, and records (including files, memoranda, correspondence, compensation surveys, drawings, designs, financial records, customer lists, personnel files, personnel lists or the like, whether such materials shall be written instruments or stored in digital, electronic, or magnetic or other form).

14.	You agree that upon receipt of the consideration described in this Agreement represents settlement in full of all outstanding obligations owed to you by the Company. You, on your own behalf, and on behalf of your respective heirs, family members, executors, and assigns, hereby fully and forever release ENTRUST and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action of any kind, whether known or unknown, suspected or unsuspected, that you may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation: any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship; any and all claims relating to or arising from your purchase or right to purchase shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; any and all claims under the common law of any jurisdiction applicable to employment relationships including, but not limited to, wrongful discharge of employment, termination in violation of public policy, breach of contract, express or implied, breach of a covenant of good faith and fair dealing, express or implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the Texas Commission on Human Rights Act; any and all claims for violation of the federal, or any state, constitution; any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and any and all claims for attorneys’ fees and costs.

15.	The Company and you agree that the release in this section shall be a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. You acknowledge and agree that any material breach of any provision of this Agreement by you shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the severance benefits provided to you under this Agreement. You shall also be responsible to the Company for all costs, attorneys’ fees and damages incurred by the Company in (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by you in violation of this provision.

16.	You understand and agree that, in the event of any breach by you of the terms of this Agreement, your right to any further payments or benefits, after July 2, 2004, will immediately end. The cessation of further payments and benefits on account of such breach will not, however, relieve you of your obligations under this Agreement, nor will it limit ENTRUST’s right to any other relief it may be entitled to seek.

17.	YOU ACKNOWLEDGE THAT YOU HAVE READ THIS SEPARATION AGREEMENT / RELEASE AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS SEPARATION AGREEMENT AND RELEASE, INCLUDING, AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS DOCUMENT WITH LEGAL COUNSEL OF YOUR CHOICE. FINALLY, YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO COMPANY A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

18.	No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

19.	Except as expressly provided to the contrary or as precluded by operation of law, this Agreement shall be binding upon, and inure to the benefit of, you and your heirs, administrators, representative, executors, successors, and assigns and its enforceability shall not be challenged by such individuals.

20.	The terms and conditions of this Agreement will be open for your review and consideration through the close of business on October 17, 2003. If you have not returned an executed copy of this Agreement by facsimile or an original to Mr. Jay Kendry, at the address referenced in paragraph 4 of this Agreement, by the close of business by or on October 17, 2003, then the terms and conditions set forth in this Agreement shall be withdrawn as of that time and date.

21.	This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and there are no promises, understandings or representations other than those set forth herein. This Agreement may be modified only with a written instrument duly executed by each of the parties. This Agreement supercedes all other agreements or understanding with respect to the subject matter hereof.

22.	The Parties agree that any dispute relating to the terms of this Agreement or any of the matters herein released shall be subject to binding arbitration in Colin County, Texas before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph 22 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

23.	This Agreement shall be deemed to have been executed and delivered within the State of Texas, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of Texas, without regard to choice of law principles. Any judicial proceeding related to any provision of this Agreement (to the extent permitted under the preceding paragraph) shall be instituted only in courts with venue in the State of Texas, except that the Company may seek injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of the Company’s trade secrets or confidential or proprietary information. Subject to the requirements of paragraph 22, you hereby expressly consent to venue and personal jurisdiction of the state and federal courts in the State of Texas for any lawsuit filed there against you by the Company arising from or relating to this Agreement.

24.	If any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision, this Agreement shall be automatically reformed and construed to include provisions as similar in terms to such invalid, illegal, or unenforceable provision as may be possible so as to be valid, legal, and enforceable.

25.	This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as of the day and year as set forth below.

Entrust, Inc.		Ed Pillman

By:	/s/ James D. Kendry	/s/ Ed Pillman

Title:	Vice President & CGO	Date:	09/23/03

Date:	September 23, 2003

EXHIBIT A

WAIVER AND RELEASE

This Waiver and Release (“Waiver”) is entered into between Entrust Inc., its parents, subsidiaries (including enCommerce, Inc.), affiliates, successors, assigns, officers, directors, employees, and agents (in their individual and representative capacities) (“ENTRUST” or the “Company”) and the undersigned employee (“Employee” or “you”).

1.	You acknowledge and represent that you have had, or have had the opportunity to have, at least twenty-one (21) calendar days to consider the subject matter of this Waiver and to sign and return this document. To be valid, you must sign and return this Waiver to Mr. Jay Kendry, Vice President, Chief Governance Officer and Secretary, Entrust, Inc., 16633 North Dallas Parkway, Addison, TX 75001, no earlier than December 31, 2004 and no later than the close of business on January 31, 2005. In addition, you acknowledge that you will have seven (7) calendar days following execution to revoke this Waiver by written notice. To be valid, any revocation must be received by Mr. Kendry at the address above no later than the close of business seven (7) calendar days after you sign this Waiver.

2.	YOU HEREBY FULLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE ENTRUST (EXCEPT FOR THE PROMISES AND COMMITMENTS CONTAINED HEREIN), TO THE EXTENT PERMITTED BY LAW, FROM ANY AND ALL CLAIMS CAUSES OF ACTION, RIGHTS, OR DEMANDS, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR SALARY, INCENTIVE COMPENSATION, VACATION PAY, BENEFITS OR OTHER COMPENSATION AND PERQUISITES; CLAIMS ARISING IN CONTRACT OR TORT; AND CLAIMS (INCLUDING, BUT NOT LIMITED TO, YOUR RIGHT TO MAKE A CLAIM FOR DAMAGES IN YOUR OWN RIGHT OR THROUGH A SUIT BROUGHT BY ANY THIRD PARTY ON YOUR BEHALF) UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE CIVIL RIGHTS ACTS OF 1964 (AS AMENDED) AND 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAMILY AND MEDICAL LEAVE ACT OF 1993, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW OR ORDINANCE. THE FOREGOING WAIVER AND RELEASE EXTENDS TO ALL CLAIMS YOU MAY NOW HAVE OR MAY HAVE HAD IN THE PAST DIRECTLY OR INDIRECTLY BASED UPON ANY FACT, MATTER, EVENT OR CAUSE, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO YOUR EMPLOYMENT BY ENTRUST AND YOUR SEPARATION THEREFROM, OR YOUR RELATIONSHIP WITH ENTRUST OR THE TERMS OF ANY WRITTEN OR ORAL EMPLOYMENT ARRANGEMENTS OR THE LIKE THAT YOU MAY HAVE ENTERED INTO WITH ENTRUST. WHILE THIS WAIVER MAY NOT BE USED TO INTERFERE WITH YOUR RIGHT TO FILE A CHARGE OR PARTICIPATE IN AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY SIMILAR AGENCY, YOU UNDERSTAND AND AGREE THAT ENTRUST MAY USE THIS WAIVER AS A DEFENSE TO ANY SUCH CHARGE YOU FILE, INVESTIGATION OR PROCEEDING IN WHICH YOU PARTICIPATE, OR REMEDY WHICH YOU SEEK.

4.	YOU ACKNOWLEDGE THAT YOU HAVE READ THIS WAIVER AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD, OR HAVE HAD THE OPPORTUNITY TO HAVE, TWENTY-ONE DAYS TO REVIEW AND CONSIDER THE TERMS OF THIS WAIVER, INCLUDING, AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS DOCUMENT WITH LEGAL COUNSEL OF YOUR CHOICE. FINALLY, YOU ACKNOWLEDGE THAT YOU INTEND TO GRANT TO ENTRUST A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

5.	This Waiver shall not be construed in any way as an admission by ENTRUST or any party released under paragraph 3 that it has acted wrongfully with respect to you or that you have any right to recover from ENTRUST or any such party. ENTRUST specifically disclaims and denies any liability to or wrongful conduct with respect to you.

6.	You understand this Waiver shall be binding upon you and your heirs, administrators, representatives, executors, successors, and assigns and its enforceability shall not be challenged by such persons.

7.	The terms and conditions of this Waiver will be open for your review and consideration through the close of business on January 31, 2005. If you have not returned an executed copy of this Waiver by facsimile or an original as prescribed in paragraph 1 of this Waiver, by the close of business on February 28, 2005, then the terms and conditions set forth in this Waiver shall be withdrawn as of that time and date.

8.	You agree to indemnify and hold harmless ENTRUST and any party released under paragraph 3 from and against any loss, cost, damage, or expense (including attorneys fees) incurred by it or them as a result of any breach by you of this Waiver.

9.	This Waiver, in combination with the Agreement to which it is ancillary, constitutes the entire understanding of the parties with respect to the subject matter hereof and there are no promises, understandings or representations other than those set forth herein. This Waiver may be modified only with a written instrument duly executed by each of the parties.

10.	This Waiver shall in all respects be interpreted, enforced and governed under the laws of the State of Texas.

11.	If any provision of this Waiver is determined to be invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision on this Waiver shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision, there shall be added automatically as part of this Waiver a provision as similar in terms to such invalid, illegal, or unenforceable provision as may be possible to be valid, legal, and enforceable.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Waiver as of the day and year as set forth below.

Entrust, Inc.	Ed Pillman
By:

Title:	Date:

Date: